EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT
Set forth below is a list of each of the subsidiaries of Smithfield Foods, Inc. (other than subsidiaries whose names have been omitted in accordance with Regulation S-K Item 601(b)(21)(ii)) and their respective jurisdictions of organization.

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
814 Americas, Inc.	Delaware
Agri AI Sp. z.o.o.	Poland
AGRI PLUS Sp. z.o.o.	Poland
AGRI PLUS WIELKOPOLSKA S.A.	Poland
Agri Sp. z o.o.	Poland
Agri Vet Sp. z.o.o.	Poland
Agroalim Distribution S.R.L.	Romania
Agroalim Logistic S.A.	Romania
Animex-Agro Sp. z o.o.	Poland
Animex Fish Sp. z o.o.	Poland
ANIMEX Grupa Drobiarskie S.A.	Poland
Animex Grupa Paszowa S.A.	Poland
ANIMEX Holding Sp. z o.o.	Poland
Animex Sp. z o.o.	Poland
Animpol S.A.	Poland
Armour-Eckrich Meats LLC	Delaware
Beef Liquidation Corp.	Delaware
Best Solutions LLC	Delaware
Bialostockie Zaklady Drobiarskie Sp. z.o.o	Poland
BioEnergy Systems, LLC	Delaware
Brown’s Realty Partnership	North Carolina
Carroll’s Realty Partnership	North Carolina
Cattle Inventory, LLC	Delaware
Chief Milling Partners, Inc.	North Carolina
Cold Field Investments, LLC	Delaware
Crystal Peak Environmental LLC	Delaware
Duplin Marketing Company, LLC	North Carolina
Farmland Foods, Inc.	Delaware
Ferma Kraplewice Sp. z.o.o.	Poland
Grupa Animex S.A.	Poland
Gwaltney Transportation Co., Inc.	Delaware
Henry’s Hickory House, LLC	Delaware
Iowa Quality Meats, Ltd.	Iowa
John Morrell & Co.	Delaware
JonMor Investments, Inc.	Delaware
KC2 Real Estate LLC	Delaware
LPC Transport, Inc.	Delaware
MF Energy, LLC	Delaware
Morena Expert S.R.L.	Romania
Murphy-Brown LLC	Delaware
Murphy Farms of Texahoma, Inc.	Oklahoma
North Side Investments, Inc.	Delaware
NPD Investments, Inc.	Delaware

NAME OF SUBSIDIARY	JURISDICTION OF ORGANIZATION
PatCud Investments, Inc.	Delaware
Patrick Cudahy Incorporated	Delaware
PC Express, Inc.	Delaware
PEK (London) Ltd.	United Kingdom
Pirin Agri S.R.L.	Romania
PR Anirol Sp. z.o.o.	Poland
Premium Pet Health, LLC	Delaware
Premium Standard Farms, LLC	Delaware
Prima Farms Sp. z o.o.	Poland
QTF Liquidation Corp.	Delaware
Semilem S.R.L.	Romania
SF Holding Sp. z o.o.	Poland
SF Investments, Inc.	Delaware
SF Marketing Sub, Inc.	Delaware
SFDS Global Holdings B.V.	Netherlands
SFFC, Inc.	Delaware
SFRMH Liquidation, Inc.	Delaware
SFRMH Liquidation, LLC	Delaware
Simoni Investments, LLC	Delaware
Smithfield Asia Holdings, Limited	U.S. Virgin Islands
Smithfield Bioenergy LLC	Delaware
Smithfield Capital Europe, B.V.	Netherlands
Smithfield Capital Trust I	Delaware
Smithfield-Carroll’s Farms	Virginia
Smithfield Culinary Foods Group, LLC	Delaware
Smithfield Deli Group, Inc.	Delaware
Smithfield Ferme S.R.L.	Romania
Smithfield Foods de Mexico, S. de R.L. de C.V.	Mexico
Smithfield Foods GmbH	Germany
Smithfield Foods Group Ltd.	United Kingdom
Smithfield Foods Ltd.	United Kingdom
Smithfield Global Products, Inc.	Delaware
Smithfield Innovations Group, LLC	Delaware
Smithfield Insurance Co. Ltd.	Bermuda
Smithfield International Investments, Inc.	Delaware
Smithfield Processare S.R.L.	Romania
Smithfield Prod S.R.L.	Romania
Smithfield Purchase Corporation	North Carolina
Smithfield Romania S.R.L.	Romania
Smithfield Service Co., Inc.	Delaware
Smithfield Trading Company, Inc.	Delaware
Smithfield Transportation Co., Inc.	Delaware
Stefano Foods, Inc.	North Carolina
Texas County Land, LLC	Delaware
The Smithfield Inn Corporation	Virginia
The Smithfield Packing Company, Incorporated	Delaware
Valleydale Transporation Co., Inc.	Delaware
Wilmington Bulk, LLC	North Carolina
ZM “ANIMEX” S.A.	Poland